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                                                                   Exhibit 10.19


                              1999 PROMISSORY NOTE

Toledo, Lucas County, Ohio
December 31, 1999

         For value received, the corporation known as Osborne Manufacturing Inc., herein referred to as Borrower or OMI, promises to pay to the order of Unitrend, Inc., or its successors and assigns (any of which are herein referred to as Holder), the sum of Two Hundred Sixty-Four Thousand One Hundred Thirteen Dollars and Seventeen Cents ($264,113.17) plus interest as set out below. A delinquency charge of two hundred and 00/100 dollars ($200.00) or five per cent (5%) of the outstanding balance, which ever is higher, per month may be imposed once this loan becomes in default for thirty (30) days. Interest will continue until the loan is paid in full.

         1. TERMS.

                  A. INTEREST. Interest shall be variable, calculated per annum on the first business day of the year as the prime rate published in the Wall Street Journal that day. Interest shall run from the date of note, December 31, 1999, and continue until the note is paid-in-full. Interest shall accrue on each individual loan made during the year from the actual date such money was exchanged.

                  B. INSTALLMENTS. Payments are due and owing in Ten (10) equal installments, including interest, over a Five (5) year period, beginning one year after the DOP and every Six (6) months thereafter.

         2. DATE OF PROFITABILITY (DOP). The Date of Profitability, or "DOP" shall be the date upon which the Borrower's gross revenues exceed its total expenses for a complete year, based upon standard accounting procedures.

         3. ACCELERATION OF MATURITY IN EVENT OF DEFAULT. In the event of default in the payment of any of the installments or interest when due as provided in this note, time being of the essence, the holder of this note may without notice or demand declare the entire principal sum then unpaid immediately due and payable.

         4. MODIFICATION OF NOTE. The holder of this note may, with or without notice to the Borrower cause additional parties to be added to this note, or release any party, or revise, extend, or renew the note, or extend the time for making any installment provided for in this note, or accept any installment in advance, all without affecting the liability of the undersigned.

         5. ATTORNEY'S FEE. If suit is commenced on this note, the Borrower agrees to pay to the holder of this note a reasonable attorney's fee.

         6. COLLECTION COSTS. The Borrower agrees to pay a reasonable collection charge should collection be referred to a collection agency or to the holder's collection facilities.

         7. WAIVER OF RIGHTS. The Borrower hereby waives:

                  (a)      presentment, demand, protest, notice of dishonor
                           and/or protest and notice of nonpayment;
                  (b)      the right, if any, to the benefit of, or to direct
                           the application of, any security hypothecated to the holder until all indebtedness of Borrower to the holder, howsoever arising, shall have been paid; and
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                  (c)      the right to require the holder to proceed against
                           the Borrower, or to pursue any other remedy in the holder's power; and agrees that the holder may proceed against the Borrower directly and independently of the Borrower, and that the cessation of the liability of the Borrower for any reason other than full payment, or any revision, renewal, extension, forbearance, change of rate of interest, or acceptance, release, or substitution of security, or any impairment or suspension of the holder's remedies or rights against the Borrower, shall not in any way affect the liability of any of the Borrower.

         8. CONDITIONS AFFECTING BORROWER'S FINANCIAL ABILITY TO REPAY; ACCELERATION OF MATURITY. It is agreed that if the Borrower, at any time fails in business or becomes insolvent, or commit an act of bankruptcy, or if any deposit account or other property of the Borrower be attempted to be obtained or held by writ of execution, garnishment, attachment, or other legal process, or if any assessment for taxes against the undersigned, or any of them, other than taxes on real property, is made by the federal or state government, or any department or agency of the federal or state government, or if any one of the undersigned fails to notify the holder of any material change in his financial condition, then and in such case all of the obligations of the undersigned shall, at the option of the holder, become due and payable immediately without demand or notice.


Borrower:   Osborne Manufacturing Inc.

By: /s/Jon R. Osborne
   ---------------------------------------
                 President

9306 County Road 14
Wauseon, Ohio 43567